Exhibit 99.1

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

EXPLANATORY NOTE

These supplemental disclosures to the Definitive Proxy Statement on Schedule 14A filed by Dynegy Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 4, 2010 (the “Definitive Proxy Statement”) are being made pursuant to a memorandum of understanding regarding the settlement of certain litigation arising out of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 13, 2010, by and among the Company, Denali Parent Inc., a Delaware corporation (“Parent”) that was formed by an affiliate of The Blackstone Group L.P. (“Blackstone”), and Denali Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger (the “Merger”) of Merger Sub with and into the Company.

These supplemental disclosures to the Definitive Proxy Statement are dated November 8, 2010 and are first being mailed to our stockholders on or about November 9, 2010.

As previously disclosed on page 66 of the Definitive Proxy Statement, nineteen stockholder lawsuits were filed (one of which was subsequently voluntarily dismissed) in the District Courts of Harris County, Texas between August 13, 2010 and August 24, 2010 against the Company, its directors and Blackstone. Parent, Merger Sub, Blackstone Capital Partners V, L.P. (the “Guarantor”), NRG Energy, Inc. (“NRG”) and/or certain executive officers of the Company were also named as defendants in certain of these lawsuits. The remaining eighteen Texas state actions were consolidated on September 9, 2010. One stockholder derivative lawsuit was filed in a District Court in Harris County, Texas on September 16, 2010. Three stockholder lawsuits were filed against the Company, its directors, certain of its executive officers, Blackstone, Parent, Merger Sub and/or NRG in the United States District Court in the Southern District of Texas; the first was filed on August 31, 2010, the second was filed on September 16, 2010; a third such stockholder lawsuit was filed on October 7, 2010, after the filing of the Definitive Proxy Statement. Six similar stockholder actions against the Company, its directors, Blackstone, Parent, Merger Sub, the Guarantor and/or certain executive officers of the Company were filed in the Court of Chancery of the State of Delaware between August 17, 2010 and August 23, 2010, and were consolidated on August 24, 2010. One of these lawsuits was voluntarily dismissed on August 23, 2010. A Verified Amended Class Action Complaint was filed on September 23, 2010.

Each of the Texas and Delaware complaints generally alleges, among other things, that our board of directors and certain executive officers have violated various fiduciary duties. The federal actions additionally allege violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Texas state court actions allege failure to disclose material information. Further, certain of the complaints allege that the Company, Blackstone and/or NRG aided and abetted such alleged breaches of fiduciary duties. The plaintiffs seek various remedies, including an injunction against the Merger and/or the stockholder vote, corrective disclosure, declaratory relief with respect to the alleged breaches of fiduciary duty, and monetary damages including attorneys’ fees and expenses. All defendants deny any wrongdoing in connection with the proposed Merger and have vigorously defended against all pending claims.

On November 7, 2010, we entered into a memorandum of understanding (the “MOU”) with the plaintiffs regarding the settlement of the consolidated stockholder lawsuits filed in Texas state court and the consolidated stockholder lawsuits filed in the Delaware Court of Chancery. Under the terms of the MOU, the plaintiffs have agreed to dismiss the stockholder lawsuits filed in Texas state court and the Delaware Court of Chancery and all of their underlying claims, including claims of alleged breaches of fiduciary duties. A copy of the MOU is attached as Exhibit 99.2 to the Company’s Form 8-K dated November 8, 2010 and Exhibit 99.2 to the Company’s Definitive Additional Materials also on Schedule 14A dated November 8, 2010.

The Company believes that no further supplemental disclosure is required under applicable laws; however, to avoid the risk of the litigation covered by the MOU delaying or adversely affecting the Merger and to minimize the expense of defending such actions, the Company has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. Pursuant to the terms of the MOU, plaintiffs and plaintiffs’ counsel intend to petition the court for an award of fees and expenses to be paid by Dynegy or its successor(s) in interest. Defendants reserve the right to object to the amount sought in any such petition. The settlement, including the payment of attorneys’ fees, is conditioned upon, among other things, execution of final settlement documents, court approval and consummation of the Merger.

The MOU does not resolve the stockholder derivative lawsuit filed in Texas state court or the three stockholder lawsuits filed in the United States District Court for the Southern District of Texas.

SUPPLEMENTAL DISCLOSURES

In connection with the settlement of the stockholder lawsuits filed in Texas state court and the Delaware Court of Chancery as described above, the Company has agreed to make these supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The following disclosure supplements the discussion at page 31 of the Definitive Proxy Statement concerning contacts with Blackstone regarding a potential transaction involving the Company.

On June 24, 2010, an adviser to Blackstone contacted Mr. Williamson to inquire as to the Company’s willingness to permit Blackstone to perform due diligence on the Company in its entirety to determine whether Blackstone could submit an all cash acquisition proposal that would be attractive to the board of directors. On June 25, 2010, Mr. Williamson spoke with a representative of Blackstone, and then spoke individually with the Company’s other directors regarding the expression of interest by Blackstone. He also advised the other directors that, to avoid a conflict of interest, he would not intend to remain with the Company following any transaction with Blackstone; the other members of senior management of the Company would be leading any negotiations with Blackstone, and Mr. Williamson would review and consider any transaction with Blackstone in his role as Chairman of the board of directors. During the course of the negotiations, Mr. Williamson provided strategic advice to senior management of the Company and the Company’s advisors and participated in certain discussions with representatives of Blackstone and Blackstone’s advisors, including with respect to the negotiation of consideration for the proposed transaction. On June 28, 2010, Mr. Williamson and Ms. Nichols met with representatives of Blackstone, and agreed that Blackstone would be given access to non-public information of the Company for a limited period of time. On that same date, an affiliate of Blackstone and the Company entered into a confidentiality agreement and Blackstone was given access to non-public information about the Company shortly thereafter. Mr. Williamson informed an adviser to Blackstone that, in the Company’s consideration of an all cash acquisition proposal from Blackstone, NRG should not be directly included in such negotiations.

The following disclosure supplements the discussion at page 31 of the Definitive Proxy Statement concerning contacts with third parties regarding a potential transaction involving the Company.

During the period from late June to early July 2010, at the direction of the Company, representatives from Goldman Sachs, acting on behalf of the Company, contacted two private equity firms to assess their interest in a potential transaction with the Company. Subsequent to these preliminary discussions, senior management of the Company determined not to pursue additional discussions regarding a potential transaction with either private equity firm based on its perception of the firms’ limited financial capacities and their lack of experience with transactions of a size similar to the one involving the Company.

The following disclosure supplements the discussion at page 31 of the Definitive Proxy Statement concerning the non-binding expression of interest provided by representatives from Blackstone to representatives from the Company on July 21, 2010.

In this letter, Blackstone acknowledged its understanding that Mr. Williamson had elected not to have a continuing role with the Company following any such acquisition and noted: “Blackstone seeks to align the interests of management and employees with those of shareholders, and we anticipate establishing a meaningful performance-based option pool for the benefit of management and employees. In addition, in light of the substantial change-in-control payments potentially available to management, we would expect to put in place a retention program for certain key managers to ensure business continuity and safety of operations.”

The following disclosure supplements the discussion at page 32 of the Definitive Proxy Statement concerning the review of strategic alternatives at the meeting of the board of directors held on July 29, 2010.

In connection with its review of the Company’s strategic alternatives at this meeting, and generally at each meeting of the board of directors described below, senior management of the Company reviewed with the board of directors, and responded to inquiries and requests for additional information from the board of directors with respect to, senior management’s assessment of the past and current business operations, financial condition and future prospects of the Company, including with respect to the forecasts described in “The Merger – Certain Company Forecasts” beginning on page 53. At this meeting, senior management of the Company provided information to the board of directors that supported senior management’s belief that each of the strategic alternatives available to the Company, including a sale of the Company’s coal generating facilities or gas fired assets (including those gas fired assets located in the western region of the United States), could potentially create extrinsic value but would not increase the intrinsic value of the Company based on discounted cash flow and sum-of-the-parts analyses. Due to the fact that the board of directors believed that on the whole the strategic alternatives available to the Company (including potential asset sales) were not of themselves likely to yield long-term value to our stockholders, the Company did not attempt to contact any buyers to see if there was interest in buying the Company’s coal generating facilities or gas fired assets (including those gas fired assets located in the western region of the United States) on a standalone basis.

The following disclosure supplements the discussion at page 32 of the Definitive Proxy Statement concerning the analyses and information discussed by representatives of Greenhill and Goldman Sachs with the board of directors at the meeting of the board of directors held on July 29, 2010.

In preparing this joint preliminary financial analysis, and generally in connection with each analysis prepared by Greenhill and Goldman Sachs for the board of directors’ consideration regarding a transaction with Blackstone, including those analyses described in “The Merger – Opinions of Financial Co-Advisors” beginning on page 30, representatives from Greenhill and Goldman Sachs held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company, including with respect to the forecasts described in “The Merger – Certain Company Forecasts” beginning on page 53.

The following disclosure supplements the discussion at page 33 of the Definitive Proxy Statement concerning the discussion between representatives of Sullivan & Cromwell and the board of directors at the meeting of the board of directors held on August 3, 2010.

In particular, representatives from Sullivan & Cromwell discussed with the board of directors the potential for events to develop that would allow such a structure to be challenged by creditors of the Company as constituting a fraudulent conveyance under applicable law.

The following disclosure supplements the discussion at page 34 of the Definitive Proxy Statement concerning the “go-shop” process.

Of the 42 parties that representatives from Greenhill and Goldman Sachs contacted (including the two private equity firms previously contacted by representatives from Goldman Sachs during the period between late June and early July 2010), 21 parties requested and were provided with draft confidentiality agreements. Eight of those parties entered into confidentiality agreements with the Company and were subsequently provided with access to certain confidential information regarding the Company through an on-line data room.

The following disclosure supplements the discussion at page 37 of the Definitive Proxy Statement concerning potential repurchases of the Company’s indebtedness.

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the fact that although a substantial majority of the Company’s indebtedness is trading at a discount to its principal amount, with an aggregate discount of approximately $800 million or approximately $6.63 per share of common stock outstanding as of August 10, 2010, the Company’s limited financial flexibility and past experience with debt repurchases (most recently, the Company’s December 2009 debt repurchase for which it paid an amount above the par amount for the repurchased debt) suggested that fully capturing this discount for the benefit of the holders of common stock would likely not occur in practice;

The following disclosure supplements the discussion at page 55 of the Definitive Proxy Statement concerning the financial forecasts prepared by management of the Company.

The projections provided to the Company’s financial advisors included certain information with respect to an additional fiscal year, 2016, but that information was not included in their analyses. Based on June 2010 pricing forecasts, the 2016 EBITDA projection was $654 million.

The following disclosure supplements the Summary Financial Forecasts at page 55 of the Definitive Proxy Statement as the note to a new footnote (6), which is deemed to be inserted immediately following the row heading “Operating Cash Flow less Total Capital Expenditures and Debt Amortization Amounts”.

(6) If the commodity pricing assumptions used are updated to reflect September 7, 2010 price curves, and all other assumptions described below are held constant, the Company’s projected total Operating Cash Flow less Total Capital Expenditures and Debt Amortization Amounts for the fiscal years 2011 to 2015 would be approximately $(1.6) billion.

The following disclosure supplements the discussion at page 66 of the Definitive Proxy Statement concerning the stockholder litigation.

In connection with the settlement of the stockholder lawsuits filed in Texas state court and the Delaware Court of Chancery, the Company has agreed to disclose certain opinions asserted by the expert retained by the plaintiffs in this Definitive Proxy Statement. Although the Company has agreed to this disclosure, the Company strongly disagrees with the opinions asserted by the expert retained by the plaintiffs. The expert retained by the plaintiffs contends that:

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The financial analyses prepared by the financial co-advisors derive their implied equity values by deducting the book values of the Company’s debt from market value estimates of the Company’s enterprise value and the market value of the Company’s debt, rather than the book value of this debt, should have been deducted from market value estimates of the Company’s enterprise value in the computation of the Company’s implied equity values. The expert retained by the plaintiffs further contends that using market value of debt significantly increases the valuation ranges.

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The financial analyses prepared by the financial co-advisors used the market value of the Company’s debt to compute the weighted average cost of capital, and the financial co-advisors applied a 14.5% cost of debt for this purpose and that an 11.39% cost of debt should be used rather than a 14.5% cost of debt. The expert retained by the plaintiffs further contends that the Company’s weighted average cost of debt consistent with its market value does not exceed 11.39 percent. The expert further contends that using this weighted average cost of debt in the analysis would result in a lower WACC calculation.

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The expert retained by the plaintiffs further contends that if the WACC adopted what he contends is the industry average for its target capital structure, the resulting effect on the debt to value ratio, when applied with the WACC and unlevered betas for the comparables, would yield a WACC not exceeding 10.3%.

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If the financial analyses had been performed in accordance with his opinions described above that the illustrative per share value indications would exceed the illustrative per share value indications calculated by the financial co-advisors.

The following disclosure supplements the discussion at page 70 of the Definitive Proxy Statement concerning claims made in the stockholder litigation.

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with respect to the “Selected Companies Analysis,” the multiples and rent-adjusted enterprise values used in the analysis; how the companies were selected and why they are appropriate comparables; the Illustrative Per Share Value Indications of the variation in the Company’s debt value (book to observed market) resulting from the analysis; the manner in which the Company calculated the 10% discount rate it used in estimating future rent expenses for its Central Hudson lease; and whether any other calculations of this rate were considered.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, the Company filed the Definitive Proxy Statement with the SEC on October 4, 2010 and commenced mailing the Definitive Proxy Statement and form of proxy to the stockholders of Dynegy. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders are able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders are also able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant documents by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from Dynegy’s website, http://www.dynegy.com.

PARTICIPANTS IN SOLICITATION

Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the Definitive Proxy Statement and other relevant documents regarding the Merger when filed with the SEC.